CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Certified Public Accountants" in the Statements of Additional Information of The Potomac Cardinal Fund and The Potomac Warwick Fund and the Potomac Portfolio Strategies Fund in the Registration Statement (Form N-1A) of Potomac Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697) and this Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8243).


                                                        /s/ ERNST & YOUNG LLP



Milwaukee, Wisconsin
October 9, 2002